Exhibit 4.1

Execution Version

BUCKEYE PARTNERS, L.P.

Issuer

and

U.S. BANK NATIONAL ASSOCIATION

Trustee

TENTH SUPPLEMENTAL INDENTURE

Dated as of September 12, 2014

To

INDENTURE

Dated as of July 10, 2003

4.35% NOTES DUE 2024

5.60% NOTES DUE 2044

EXHIBITS

Exhibit A:                Form of 2024 Note

Exhibit B:                 Form of 2044 Note

TENTH SUPPLEMENTAL INDENTURE, dated as of September 12, 2014 (this “Tenth Supplemental Indenture”), between BUCKEYE PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), having its principal office at 1 Greenway Plaza, Suite 600, Houston, Texas  77056, and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (as successor-in-interest to SUNTRUST BANK), as trustee under the Indenture referred to below (in such capacity, the “Trustee”).

RECITALS OF THE PARTNERSHIP

WHEREAS, the Partnership and the Trustee have heretofore entered into an Indenture, dated as of July 10, 2003 (the “Original Indenture”), as amended and supplemented by the First Supplemental Indenture thereto dated as of July 10, 2003 (the “First Supplemental Indenture”), the Second Supplemental Indenture thereto dated as of August 19, 2003 (the “Second Supplemental Indenture”), the Third Supplemental Indenture thereto dated as of October 12, 2004 (the “Third Supplemental Indenture”). the Fourth Supplemental Indenture thereto dated as of June 30, 2005 (the “Fourth Supplemental Indenture”), the Fifth Supplemental Indenture thereto dated as of January 11, 2008 (the “Fifth Supplemental Indenture”), the Sixth Supplemental Indenture thereto dated as of August 18, 2009 (the “Sixth Supplemental Indenture”), the Seventh Supplemental Indenture thereto dated as of January 13, 2011 (the “Seventh Supplemental Indenture”), the Eighth Supplemental Indenture thereto dated as of June 10, 2013 (the “Eighth Supplemental Indenture”) and the Ninth Supplemental Indenture thereto dated as of November 14, 2013 (the “Ninth Supplemental Indenture”) (the Original Indenture, as supplemented from time to time, including without limitation pursuant to the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture and this Tenth Supplemental Indenture, being referred to herein as the “Indenture”); and

WHEREAS, under the Original Indenture, a new series of Securities may at any time be established by the Board of Directors of Buckeye GP LLC, the Partnership’s general partner (the “General Partner”), in accordance with the provisions of the Original Indenture, and the terms of such series may be established by a supplemental indenture executed by the General Partner on behalf of the Partnership and by the Trustee; and

WHEREAS, the Partnership proposes to create under the Indenture two new series of Securities; and

WHEREAS, all acts and things necessary to make the Notes (as herein defined), when executed by the General Partner on behalf of the Partnership and authenticated and delivered by the Trustee as provided in the Original Indenture and this Tenth Supplemental Indenture, the valid and binding obligations of the Partnership and to make this Tenth Supplemental Indenture a valid and binding agreement in accordance with the Original Indenture have been done or performed;

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1
RELATION TO INDENTURE; DEFINITIONS

SECTION 1.01.  Relation to Indenture.

With respect to the Notes, this Tenth Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02.  Definitions.

For all purposes of this Tenth Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Original Indenture.

SECTION 1.03.  General References.

All references in this Tenth Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Tenth Supplemental Indenture; and the term “herein”, “hereof”, “hereunder” and any other word of similar import refers to this Tenth Supplemental Indenture.

ARTICLE 2
THE SERIES OF SECURITIES

SECTION 2.01.  The Form and Title of the Securities.

There is hereby established two new series of Securities to be issued under the Indenture and to be designated as the Partnership’s 4.35% Notes due 2024 (the “2024 Notes”) and 5.60% Notes due 2044 (the “2044 Notes,” and together with the 2024 Notes, the “Notes”).  The 2024 Notes and the 2044 Notes shall be substantially in the forms attached hereto as Exhibit A-1 and Exhibit A-2, respectively, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as the Partnership may deem appropriate or as may be required or appropriate to comply with any laws or with any rules made pursuant thereto or with the rules of any securities exchange or automated quotation system on which the Notes may be listed or traded, or to conform to general usage, or as may, consistently with the Indenture, be determined by the officers executing such Notes, as evidenced by their execution thereof.

Each series of Notes shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Original Indenture as supplemented by this Tenth Supplemental Indenture (including the form of 2024 Note and form of 2044 Note set forth hereto as Exhibit A-1 and Exhibit A-2, respectively (the terms of which are incorporated in and made a part of this Tenth Supplemental Indenture for all intents and purposes)).

SECTION 2.02.  Amount.

The aggregate principal amount of each series of Notes which may be authenticated and delivered pursuant hereto is unlimited.  The Trustee shall initially authenticate and deliver (i) the 2024 Notes for original issue in an initial aggregate principal amount of up to $300,000,000 and (ii) the 2044 Notes for original issue in an initial aggregate principal amount of up to $300,000,000, each upon delivery to the Trustee of a Partnership Order for the authentication and delivery of such Notes.  The aggregate principal amount of each series of Notes to be issued hereunder may be increased at any time hereafter and each series may be reopened for issuances of additional Notes, upon Partnership Order without the consent of any Holder.  The 2024 Notes issued on the date hereof and any such additional 2024 Notes that may be issued hereafter shall be part of the same series of Securities for all purposes under the Indenture. The

2044 Notes issued on the date hereof and any such additional 2044 Notes that may be issued hereafter shall be part of the same series for all purposes under the Indenture.

SECTION 2.03.  Stated Maturity.

(a)           The 2024 Notes may be issued on any Business Day on or after September 12, 2014, and the Stated Maturity of the 2024 Notes shall be October 15, 2024.

(b)           The 2044 Notes may be issued on any Business Day on or after September 12, 2014, and the Stated Maturity of the 2044 Notes shall be October 15, 2044.

SECTION 2.04.  Interest and Interest Rates.

The rate or rates at which each series of Notes shall bear interest, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date, in each case, shall be as set forth in the forms of Notes set forth as Exhibit A-1 and Exhibit A-2 hereto.

SECTION 2.05.  Place of Payment.

As long as any Notes are outstanding, the Partnership shall maintain an office or agency in the Borough of Manhattan, The City of New York, where the 2024 Notes or the 2044 Notes, as applicable, may be presented for payment.

SECTION 2.06.  Optional Redemption.

(a)           At its option, the Partnership may redeem the 2024 Notes, in whole or in part, in principal amounts of $1,000 or any integral multiple thereof, at any time or from time to time prior to the date that is three months prior to maturity, at the applicable redemption price determined as set forth in the form of Note attached hereto as Exhibit A-1, in accordance with the terms set forth in the 2024 Notes and in accordance with Article XI of the Original Indenture.

At any time on or after the date that is three months prior to maturity, the Partnership may redeem the 2024 Notes, in whole or from time to time in part, at its option, at a redemption price equal to one hundred percent (100%) of the principal amount of the 2024 Notes to be redeemed on that redemption date plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

(b)           At its option, the Partnership may redeem the 2044 Notes, in whole or in part, in principal amounts of $1,000 or any integral multiple thereof, at any time or from time to time prior to the date that is six months prior to maturity, at the applicable redemption price determined as set forth in the form of Note attached hereto as Exhibit A-2, in accordance with the terms set forth in the 2044 Notes and in accordance with Article XI of the Original Indenture.

At any time on or after the date that is six months prior to maturity, the Partnership may redeem the 2044 Notes, in whole or from time to time in part, at its option, at a redemption price equal to one hundred percent (100%) of the principal amount of the 2044 Notes to be redeemed on that redemption date plus accrued and unpaid interest thereon to, but excluding, the date of redemption.

SECTION 2.07.  Special Mandatory Redemption.

Upon the occurrence of certain events specified in the form of 2024 Note attached hereto as Exhibit A-1, the Partnership will become obligated to redeem all of the issued and outstanding 2024 Notes as a whole, at the Redemption Price set forth in the form of 2024 Note in accordance with the terms set forth in the 2024 Notes, and, to the extent not inconsistent with such terms, in accordance with Article XI of the Original Indenture.

SECTION 2.08.  Defeasance and Discharge; Covenant Defeasance.

Article XIII of the Original Indenture shall apply to the Notes.

SECTION 2.09.  Global Securities.

Each series of Notes shall initially be issuable in whole or in part in the form of one or more Global Securities.  Such Global Securities (i)  shall be deposited with, or on behalf of, the Depository Trust Company, New York, New York, which shall act as Depositary with respect to the Notes, (ii) shall bear the legends applicable to Global Securities set forth in Sections 2.02 and 2.04 of the Original Indenture, (iii) may be exchanged in whole or in part for Securities in definitive form upon the terms and subject to the conditions provided in Section 3.05 of the Original Indenture and in this Tenth Supplemental Indenture and (iv) shall otherwise be subject to the applicable provisions of the Indenture.

ARTICLE 3
EVENTS OF DEFAULT

SECTION 3.01.  Additional Event of Default.

With respect to the Notes, the occurrence of any of the following events shall, in addition to the other events or circumstances described as Events of Default in Section 5.01 of the Original Indenture, constitute an Event of Default: default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Partnership or any of its Subsidiaries (or the payment of which is guaranteed by the Partnership or any of its Subsidiaries), whether such Indebtedness or guarantee now exists or is created after the date of issuance of any Notes, if (a) that default (x) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of any grace period provided in such Indebtedness (a “Payment Default”), or (y) results in the acceleration of the maturity of such Indebtedness to a date prior to its originally stated maturity, and, (b) in each case described in clauses (x) or (y) above, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50,000,000 or more.

ARTICLE 4
COVENANTS

SECTION 4.01.  Additional Covenant.

The covenant contained in this Section 4.01 shall apply to the Notes only and not to any other series of Securities issued under the Indenture, and is being included solely for the benefit of the Notes and the Holders thereof.  This covenant shall be effective only for so long as there remain Outstanding any Notes.

SEC Reports; Financial Statements.

(1)           Whether or not the Partnership is then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, from and after the Issue Date of the Notes, the Partnership shall electronically file with the Commission, so long as the Notes are Outstanding, the annual, quarterly and other periodic reports that the Partnership is required to file (or would otherwise be required to file) with the Commission pursuant to Sections 13 and 15(d) of the Exchange Act, and such documents shall be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Partnership is required to file (or would otherwise be required to file) such documents, unless, in each case, such filings are not then permitted by the Commission.

(2)           If such filings are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, from and after the Issue Date of the Notes, the Partnership shall provide the Trustee with, and the Trustee, at the Partnership’s expense, will mail to any Holder of Notes requesting in writing to the Trustee copies of, such annual, quarterly and other periodic report specified in Sections 13 and 15(d) of the Exchange Act within 15 days after its Required Filing Date; provided, however, the Trustee shall have no liability whatsoever with respect to the mailing and delivery of such reports to the Holders.

(3)           The Partnership shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Holders of Notes under clause (2) of this Section 4.01, along with written notice from the Partnership to the Trustee of the Required Filing Date for such documents.

(4)           Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Partnership’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

ARTICLE 5
MISCELLANEOUS

SECTION 5.01.  Certain Trustee Matters.

The recitals contained herein shall be taken as the statements of the Partnership, and the Trustee assumes no responsibility for their correctness.

The Trustee makes no representations as to the validity or sufficiency of this Tenth Supplemental Indenture or the Notes or the proper authorization or the due execution hereof or thereof by the Partnership.

Except as expressly set forth herein, nothing in this Tenth Supplemental Indenture shall alter the duties, rights or obligations of the Trustee set forth in the Original Indenture.

The Trustee makes no representation or warranty as to the validity or sufficiency of the information contained in the prospectus supplement related to the Notes, except such information which specifically pertains to the Trustee itself, or any information incorporated therein by reference.

SECTION 5.02.  Continued Effect.

Except as expressly supplemented and amended by this Tenth Supplemental Indenture, the Original Indenture (as supplemented and amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture and the Ninth Supplemental Indenture) shall continue in full force and effect in accordance with the provisions thereof, and the Original Indenture (as supplemented and amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, the Eighth Supplemental Indenture, the Ninth Supplemental Indenture and this Tenth Supplemental Indenture) is in all respects hereby ratified and confirmed.  This Tenth Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

SECTION 5.03.  Governing Law.

This Tenth Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 5.04.  Counterparts.

This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

BUCKEYE PARTNERS, L.P.

By:	BUCKEYE GP LLC
Its General Partner

By:	/s/ Keith E. St.Clair
Name: Keith E. St.Clair
Title: Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Jack Ellerin
Name: Jack Ellerin
Title: Authorized Officer

Signature Page to Tenth Supplemental Indenture

EXHIBIT A-1

[FORM OF FACE OF NOTE]

[If a Global Security, insert—THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.  EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

BUCKEYE PARTNERS, L.P.

4.35% Notes due 2024

No. [ ]	U.S.$[ ]

CUSIP No. 118230 [ ]

BUCKEYE PARTNERS, L.P., a Delaware limited partnership (herein called the “Partnership”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of THREE HUNDRED MILLION United States Dollars on October 15, 2024, and to pay interest thereon from September 12, 2014, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 in each year, commencing on April 15, 2015 at the rate of 4.35% per annum, until the principal hereof is paid or made available for payment and at the rate of 4.35% per annum on any overdue principal and premium and on any overdue installment of interest.  The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year.  The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month.  In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.  A “Business Day” shall mean, when used with respect to any Place of Payment, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law, executive order or regulation to close.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the “Regular Record Date” for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in such Indenture.

[If a Global Security, insert—Payment of the principal of (and premium, if any) and any such interest on this Security will be made by transfer of immediately available funds to a bank account in the United States of America designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.]

[If a Definitive Security, insert—Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Partnership maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or subject to any laws or regulations applicable thereto and to the right of the Partnership (as provided in the Indenture) to rescind the designation of any such Paying Agent, at the offices of                                    in the Borough of Manhattan, The City and State of New York, and at such other offices or agencies as the Partnership may designate, by United States Dollar check drawn on, or transfer to a United States Dollar account maintained by the payee with, a bank in The City of New York (so long as the applicable Paying Agent has received proper transfer instructions in writing at least 10 days prior to the payment date); provided, however, that payment of interest may be made at the option of the Partnership by United States Dollar check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register or by transfer to a United States Dollar account maintained by the payee with a bank in The City of New York (so long as the applicable Paying Agent has received proper transfer instructions in writing by the Record Date prior to the applicable Interest Payment Date).]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Partnership has caused this instrument to be duly executed.

Dated:                              ,

BUCKEYE PARTNERS, L.P.

By:	BUCKEYE GP LLC
its General Partner

By:
Name:
Title:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

BUCKEYE PARTNERS, L.P.

4.35% Notes due 2024

This Security is one of a duly authorized issue of securities of the Partnership (the “Securities”), issued and to be issued in one or more series under an Indenture dated as of July 10, 2003, as amended and supplemented by the First Supplemental Indenture thereto dated as of July 10, 2003, as further amended and supplemented by the Second Supplemental Indenture thereto dated as of August 19, 2003, as further amended and supplemented by the Third Supplemental Indenture thereto dated as of October 12, 2004, as further amended and supplemented by the Fourth Supplemental Indenture thereto dated as of June 30, 2005, as further amended and supplemented by the Fifth Supplemental Indenture thereto dated as of January 11, 2008, as further amended and supplemented by the Sixth Supplemental Indenture thereto dated as of August 18, 2009, as further amended and supplemented by the Seventh Supplemental Indenture thereto dated as of January 13, 2011, as further amended and supplemented by the Eighth Supplemental Indenture thereto dated as of June 10, 2013, as further amended and supplemented by the Ninth Supplemental Indenture thereto dated as of November 14, 2013 and as further amended and supplemented by the Tenth Supplemental Indenture thereto dated as of September 12, 2014 (such Indenture, as so amended and supplemented being referred to herein as the “Indenture”), between the Partnership and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America (as successor-in-interest to SunTrust Bank), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Partnership, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof.

If the South Texas Transaction is not consummated, or the Contribution Agreement is terminated, in each case, on or prior to March 1, 2015, the Partnership shall redeem this Security on the Special Mandatory Redemption Date at the Special Mandatory Redemption Price.

“South Texas Transaction” means the acquisition of an 80% membership interest in the entity that owns Trafigura Terminals LLC, a limited liability company organized under the laws of the State of Delaware, pursuant to the Contribution Agreement.

“Contribution Agreement” means the Contribution Agreement by and between the Partnership and Trafigura Corpus Christi Holdings Inc., a corporation organized under the laws of the State of Delaware, dated September 2, 2014.

‘‘Special Mandatory Redemption Date’’ means March 31, 2015 if the South Texas Transaction has not been consummated on or prior to 5:00 p.m., New York City time, on March 1, 2015.

‘‘Special Mandatory Redemption Price’’ means 101% of the initial offering price of the 2024 Notes then outstanding, plus accrued and unpaid interest to the Special Mandatory Redemption Date.

This Security is redeemable, in whole or in part, at the Partnership’s option at any time prior to the date that is three months prior to maturity at a redemption price equal to the greater of (a) 100% of the principal amount of this Security, and (b) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 30 basis points, plus, in each case, accrued and unpaid interest to the date of redemption.

At any time on or after the date that is three months prior to maturity, this Security is redeemable, in whole or in part, at the Partnership’s option at par plus accrued and unpaid interest thereon to the date of redemption.

For purposes of determining any redemption price, the following definitions shall apply:

“Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of this Security that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Security.

“Comparable Treasury Price” means, with respect to any date of redemption, (a) the average of the Reference Treasury Dealer Quotations (as defined below) for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Quotation Agent” means J.P. Morgan Securities LLC or another Reference Treasury Dealer (as defined below) appointed by the Partnership.

“Reference Treasury Dealer” means (a) J.P. Morgan Securities LLC and its successors, (b) a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) selected by Wells Fargo Securities, LLC, (c) a Primary Treasury Dealer selected by SunTrust Robinson Humphrey, Inc.(d) a Primary Treasury Dealer selected by Morgan Stanley & Co. LLC; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Partnership shall substitute another Primary Treasury Dealer; and (e) any other Primary Treasury Dealer selected by the Partnership.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that date of redemption.

Unless the Partnership defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on this Security or the portions hereof called for redemption.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of (1) the entire indebtedness of this Security or (2) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Partnership and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Partnership and the Trustee with the consent of not less than the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series to be affected (voting as one class).  The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of all affected series (voting as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Partnership with certain provisions of the Indenture.  The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in principal amount of Securities of any series then Outstanding to waive past defaults under the Indenture with respect to such series and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and all holders of Securities of which this Security is a Predecessor Security, whether or not notation of such consent or waiver is made upon this or any other Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to the Trustee and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Partnership, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

[If a Global Security, insert—This Global Security or portion hereof may not be exchanged for Definitive Securities of this series except in the limited circumstances provided in the Indenture.

The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.]

[If a Definitive Security, insert—As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Partnership in The City of New York, or, subject to any laws or regulations applicable thereto and to the right of the Partnership (limited as provided in the Indenture) to rescind the designation of any such transfer agent, at the offices of                                        in the Borough of Manhattan, The City of New York, and at such other offices or agencies as the Partnership may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Partnership and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Partnership, the Trustee and any agent of the Partnership or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Partnership, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligations of the Partnership under the Indenture and the Securities thereunder, including this Security, are non-recourse to Buckeye GP LLC (the “General Partner”) and its Affiliates (other than the Partnership), and payable only out of cash flow and assets of the Partnership.  The Trustee, and each Holder of a Security by its acceptance hereof, will be deemed to have agreed in the Indenture that (1) neither the General Partner nor its assets (nor any of its Affiliates, other than the Partnership, or their respective assets) shall be liable for any of the obligations of the Partnership under the Indenture or such Securities, including this Security, and (2) no director, officer, employee, stockholder or unitholder, as such, of the Partnership, the Trustee, the General Partner or any Affiliate of any of the foregoing entities shall have any personal liability in respect of the obligations of the Partnership under the Indenture or such Securities by reason of his, her or its status.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[If a Definitive Security, insert as a separate page—

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto                                                                                   (Please Print or Typewrite Name and Address of Assignee) the within instrument of BUCKEYE PARTNERS, L.P. and does hereby irrevocably constitute and appoint                                                       Attorney to transfer said instrument on the books of the within-named Partnership, with full power of substitution in the premises.

Please Insert Social Security or
Other Identifying Number of Assignee:

Dated:
(Signature)

Signature Guarantee:
(Participant in a Recognized Signature
Guaranty Medallion Program)

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]

[If a Global Security, insert as a separate page—

SCHEDULE OF INCREASES OR DECREASES
IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Depositary]

EXHIBIT A-2

[FORM OF FACE OF NOTE]

[If a Global Security, insert—THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.  EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE PARTNERSHIP OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

BUCKEYE PARTNERS, L.P.

5.60% Notes due 2044

No. [ ]	U.S.$[ ]

CUSIP No. 118230 [ ]

BUCKEYE PARTNERS, L.P., a Delaware limited partnership (herein called the “Partnership”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of THREE HUNDRED MILLION United States Dollars on October 15, 2044, and to pay interest thereon from September 12, 2014, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 in each year, commencing on April 15, 2015 at the rate of 5.60% per annum, until the principal hereof is paid or made available for payment and at the rate of 5.60% per annum on any overdue principal and premium and on any overdue installment of interest.  The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year.  The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month.  In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.  A “Business Day” shall mean, when used with respect to any Place of Payment, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law, executive order or regulation to close.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the “Regular Record Date” for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in such Indenture.

[If a Global Security, insert—Payment of the principal of (and premium, if any) and any such interest on this Security will be made by transfer of immediately available funds to a bank account in the United States of America designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.]

[If a Definitive Security, insert—Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Partnership maintained for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or subject to any laws or regulations applicable thereto and to the right of the Partnership (as provided in the Indenture) to rescind the designation of any such Paying Agent, at the offices of                                    in the Borough of Manhattan, The City and State of New York, and at such other offices or agencies as the Partnership may designate, by United States Dollar check drawn on, or transfer to a United States Dollar account maintained by the payee with, a bank in The City of New York (so long as the applicable Paying Agent has received proper transfer instructions in writing at least 10 days prior to the payment date); provided, however, that payment of interest may be made at the option of the Partnership by United States Dollar check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register or by transfer to a United States Dollar account maintained by the payee with a bank in The City of New York (so long as the applicable Paying Agent has received proper transfer instructions in writing by the Record Date prior to the applicable Interest Payment Date).]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Partnership has caused this instrument to be duly executed.

Dated:                              ,

BUCKEYE PARTNERS, L.P.

By:	BUCKEYE GP LLC
its General Partner

By:
Name:
Title:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[REVERSE OF NOTE]

BUCKEYE PARTNERS, L.P.

5.60% Notes due 2044

This Security is one of a duly authorized issue of securities of the Partnership (the “Securities”), issued and to be issued in one or more series under an Indenture dated as of July 10, 2003, as amended and supplemented by the First Supplemental Indenture thereto dated as of July 10, 2003, as further amended and supplemented by the Second Supplemental Indenture thereto dated as of August 19, 2003, as further amended and supplemented by the Third Supplemental Indenture thereto dated as of October 12, 2004, as further amended and supplemented by the Fourth Supplemental Indenture thereto dated as of June 30, 2005, as further amended and supplemented by the Fifth Supplemental Indenture thereto dated as of January 11, 2008, as further amended and supplemented by the Sixth Supplemental Indenture thereto dated as of August 18, 2009, as further amended and supplemented by the Seventh Supplemental Indenture thereto dated as of January 13, 2011, as further amended and supplemented by the Eighth Supplemental Indenture thereto dated as of June 10, 2013, as further amended and supplemented by the Ninth Supplemental Indenture thereto dated as of November 14, 2013 and as further amended and supplemented by the Tenth Supplemental Indenture thereto dated as of September 12, 2014 (such Indenture, as so amended and supplemented being referred to herein as the “Indenture”), between the Partnership and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America (as successor-in-interest to SunTrust Bank), as Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Partnership, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof.

This Security is redeemable, in whole or in part, at the Partnership’s option at any time prior to the date that is six months prior to maturity at a redemption price equal to the greater of (a) 100% of the principal amount of this Security, and (b) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest (not including any portion of those payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 37.5 basis points, plus, in each case, accrued and unpaid interest to the date of redemption.

At any time on or after the date that is six months prior to maturity, this Security is redeemable, in whole or in part, at the Partnership’s option at par plus accrued and unpaid interest thereon to the date of redemption.

For purposes of determining any redemption price, the following definitions shall apply:

“Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of this Security that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Security.

“Comparable Treasury Price” means, with respect to any date of redemption, (a) the average of the Reference Treasury Dealer Quotations (as defined below) for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Quotation Agent” means J.P. Morgan Securities LLC or another Reference Treasury Dealer (as defined below) appointed by the Partnership.

“Reference Treasury Dealer” means (a) J.P. Morgan Securities LLC and its successors, (b) a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”) selected by Wells Fargo Securities,

LLC, (c) a Primary Treasury Dealer selected by SunTrust Robinson Humphrey, Inc., (d) a Primary Treasury Dealer selected by Morgan Stanley & Co. LLC; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Partnership shall substitute another Primary Treasury Dealer; and (e) any other Primary Treasury Dealer selected by the Partnership.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that date of redemption.

Unless the Partnership defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on this Security or the portions hereof called for redemption.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of (1) the entire indebtedness of this Security or (2) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Partnership and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Partnership and the Trustee with the consent of not less than the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series to be affected (voting as one class).  The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of all affected series (voting as one class), on behalf of the Holders of all Securities of such series, to waive compliance by the Partnership with certain provisions of the Indenture.  The Indenture permits, with certain exceptions as therein provided, the Holders of a majority in principal amount of Securities of any series then Outstanding to waive past defaults under the Indenture with respect to such series and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and all holders of Securities of which this Security is a Predecessor Security, whether or not notation of such consent or waiver is made upon this or any other Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity satisfactory to the Trustee and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Partnership, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

[If a Global Security, insert—This Global Security or portion hereof may not be exchanged for Definitive Securities of this series except in the limited circumstances provided in the Indenture.

The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.]

[If a Definitive Security, insert—As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Partnership in The City of New York, or, subject to any laws or regulations applicable thereto and to the right of the Partnership (limited as provided in the Indenture) to rescind the designation of any such transfer agent, at the offices of                                    in the Borough of Manhattan, The City of New York, and at such other offices or agencies as the Partnership may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Partnership and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Partnership, the Trustee and any agent of the Partnership or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Partnership, the Trustee nor any such agent shall be affected by notice to the contrary.

Obligations of the Partnership under the Indenture and the Securities thereunder, including this Security, are non-recourse to Buckeye GP LLC (the “General Partner”) and its Affiliates (other than the Partnership), and payable only out of cash flow and assets of the Partnership.  The Trustee, and each Holder of a Security by its acceptance hereof, will be deemed to have agreed in the Indenture that (1) neither the General Partner nor its assets (nor any of its Affiliates, other than the Partnership, or their respective assets) shall be liable for any of the obligations of the Partnership under the Indenture or such Securities, including this Security, and (2) no director, officer, employee, stockholder or unitholder, as such, of the Partnership, the Trustee, the General Partner or any Affiliate of any of the foregoing entities shall have any personal liability in respect of the obligations of the Partnership under the Indenture or such Securities by reason of his, her or its status.

This Security shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[If a Definitive Security, insert as a separate page—

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto                                                                                      (Please Print or Typewrite Name and Address of Assignee) the within instrument of BUCKEYE PARTNERS, L.P. and does hereby irrevocably constitute and appoint                                                  Attorney to transfer said instrument on the books of the within-named Partnership, with full power of substitution in the premises.

Please Insert Social Security or
Other Identifying Number of Assignee:

Dated:
(Signature)

Signature Guarantee:
(Participant in a Recognized Signature
Guaranty Medallion Program)

NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]

[If a Global Security, insert as a separate page—

SCHEDULE OF INCREASES OR DECREASES
IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Depositary]